EXHIBIT 99.1

News Release

COMMERCIAL METALS COMPANY ANNOUNCES QUARTERLY DIVIDEND OF $0.12 PER SHARE

Irving, Texas - January 2, 2018 - Today, January 2, 2018, the board of directors of Commercial Metals Company (NYSE: CMC) (“CMC”) declared a regular quarterly cash dividend of $0.12 per share of CMC common stock. The dividend is payable to stockholders of record as of the close of business on January 16, 2018. The dividend will be paid on January 31, 2018. This cash dividend reflects CMC’s 213th consecutive quarterly dividend.

About Commercial Metals Company

Commercial Metals Company and its subsidiaries manufacture, recycle and market steel and metal products, related materials and services through a network including four electric arc furnace ("EAF") mini mills, an EAF micro mill, a rerolling mill, steel fabrication and processing plants, construction-related product warehouses, metal recycling facilities and marketing and distribution offices in the United States and in strategic international markets.

Contact:
Susan Gerber
214-689-4300